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                                                                    Exhibit 11.1

                              IDENTIX INCORPORATED
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE



                                                                   Three Months Ended                     Six Months Ended
                                                                      December 31,                          December 31,
                                                            ----------------------------        ---------------------------------
                                                                 1995            1994               1995                 1994
                                                                 ----            ----               ----                 ----

Net income (loss)                                           $  (642,000)     $   104,000        $  (518,000)          $  (286,000)
                                                            ===========      ===========        ===========           ===========

Number of shares used in computing per share amounts:

     Weighted average common outstanding                     23,197,000       19,243,000         22,929,000            19,027,000

     Common equivalent shares attributable to
       stock options and warrants                                     *                *                  *                     *
     Total weighted average common and common
       equivalent shares outstanding                         23,197,000       19,243,000         22,929,000            19,027,000
                                                            ===========      ===========        ===========           ===========

Net income (loss) per share                                 $     (0.03)     $      0.01        $     (0.02)          $     (0.02)
                                                            ===========      ===========        ===========           ===========


*        Common equivalent shares had an anti-dilutive effect.


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